EXHIBIT 5.01

May 4, 2011

DexCom, Inc.

6340 Sequence Drive

San Diego, CA 92121

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 filed by DexCom, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on May 4, 2011 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of the offering of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The Common Stock may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”) and supplements to the Prospectus.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1) the Company’s Restated Certificate of Incorporation filed with the Delaware Secretary of State on April 19, 2005 as certified by the Delaware Secretary of State on May 2, 2006;

(2) the Company’s Bylaws, certified by the Company’s Secretary on November 15, 2010;

(3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

(4) the Prospectus prepared in connection with the Registration Statement;

(5) the minutes of the meeting of the Board of Directors of the Company (the “Board”) held on May 4, 2011;

(6) a certificate from the Company’s transfer agent verifying the number of the Company’s outstanding shares of capital stock as of May 3, 2011 and a report from the Company dated as of the date hereof verifying the number of shares of the Company’s common stock subject to issued and outstanding options and warrants, and of any rights to purchase the Company’s capital stock; and

(7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents (except for the due authorization, execution and delivery of the above referenced documents by the Company) where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that any certificates representing the Common Stock will have been properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (a) the existing federal laws of the United States of America, (b) the laws of the State of California, and (c) the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto as in effect on the date hereof.

The Company has informed us that the Company intends to issue the Common Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Common Stock in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Common Stock are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Common Stock. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its Board of Directors and the requisite approval of its stockholders if required by the laws of the states of California or Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of capital stock at the time of issuance. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that when (a) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered in the manner and for the consideration approved by the Board (not less than the par value of the Common Stock) and stated in the Registration Statement, the Prospectus and any supplement to the Prospectus relating thereto (as amended as of the date of such issuance, sale and delivery) and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then such shares of Common Stock will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of Common Stock subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP